                                                                    EXHIBIT 99.1

[SUPERIOR LOGO]

                                                      Investor Relations Line:
                                                           (818)902-2701
                                                      Contact:
                                                           Superior Industries
                                                             R. Jeffrey Ornstein
                                                             (818)902-2700

                                                      Nell G. Berkman Associates
                                                             Dr. Neil Berkman
                                                             (310)277-5162

NEWS RELEASE

                           SUPERIOR INDUSTRIES REPORTS
                              THIRD QUARTER RESULTS

         VAN NUYS, CALIFORNIA -- October 17, 2003 -- SUPERIOR INDUSTRIES INTERNATIONAL, INC. (NYSE:SUP) today announced operating results for the third quarter and first nine months of 2003 in-line with the company's revised estimates reported on August 28, 2003.

THIRD QUARTER RESULTS

         For the three months ended September 30, 2003, revenue was $187,365,000. This compares to revenue of $187,364,000 for the third quarter of 2002. Unit wheel shipments decreased 2.0%. Net income was $10,726,000, or $0.40 per diluted share, compared to $17,693,000, or $0.65 per diluted share, for the third quarter of 2002.

         Beginning in 2003, Superior's aluminum suspension components business was included in the determination of gross profit and not shown as a separate line item. Operating results for the third quarter of 2003 included a loss from this business of approximately $3,000,000. The company's share of profits from its joint venture aluminum wheel manufacturing operation in Hungary for this year's third quarter was $1,855,000.

NINE MONTH RESULTS

         For the nine months ended September 30, 2003, revenue increased 4.1% to $609,644,000 from $585,864,000 for the same period of 2002. Unit wheel shipments decreased 0.1%. Net income was $50,669,000, or $1.88 per diluted share. This compares to net income for the first nine months of 2002 of $55,819,000, or $2.08 per diluted share.

         Operating results for this year's first nine months included a loss from the suspension components business of approximately $8,200,000. The company's share of profits from its joint venture in Hungary for this year's first nine months was $6,558,000.

         At September 30, 2003, Superior had working capital of $279,400,000, including cash and short-term investments of $137,800,000, and no debt.

FACTORS IMPACTING RESULTS

         President and COO Steve Borick said, "Our third quarter unit shipments and revenue were on track but factory utilization was lower and expenses were higher than anticipated. As previously announced, during the quarter we incurred significant one-time expenses for Superior's multi-plant expansion programs and record number of new product launches. In addition, the Company is developing long term plans for major automation and cost reduction initiatives designed to offset the pricing reductions that our customers require. While these events affected our third quarter performance, we expect the cost pressures to be alleviated and we are confident that our capacity expansion, modernization and cost reduction programs will be successful in positioning the company for continued growth. Because of the investments we are making today, Superior will be ready to meet our customers' demands for higher volumes at competitive prices.

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         "We are optimistic about the outlook for the business. Production under several new aluminum wheel program awards is beginning to ramp up, including significant volumes for Ford Motor Company's all-new F-150 truck, which is one of the largest contracts in Superior's history. We also anticipate a significant increase in shipments of wheels for our international customers, including the 2004 Mazda 6 sedan and three new cast aluminum wheels to Mitsubishi Motors North America, Inc. for the 2004 model year Endeavor sport utility vehicle. Additional new and replacement programs are still in the pipeline as we continue to build Superior's market share."

STOCK REPURCHASE UPDATE

         Superior has repurchased 4,599,300 shares of its common stock since 1995, including 107,300 shares repurchased during 2003. Approximately 3,401,000 shares remain to be repurchased under the March 2000 Board of Directors' authorization.

CONFERENCE CALL

         Superior will host a conference call beginning at 8:00 AM PT (11:00 AM
ET) today that will be broadcast on the company's website,www.Supind.com. Investors, analysts, stockholders, news media and the general public are invited to listen to the webcast. Replays of the webcast will be available at this same Internet address shortly after the conclusion of the conference call.

         In addition to reviewing the company's third quarter results, during the conference call the company also plans to discuss the outlook for the balance of 2003, as well as other financial and operating matters. Additionally, the answers to questions posed to management during the call might disclose additional material information.

ABOUT SUPERIOR INDUSTRIES

         Superior supplies aluminum wheels and other aluminum automotive components to Ford, General Motors, DaimlerChrysler, Audi, BMW, Isuzu, Jaguar, Land Rover, Mazda, MG Rover, Mitsubishi, Nissan, Subaru, Toyota, and Volkswagen. For additional information, visit WWW.SUPIND.COM.

FORWARD-LOOKING STATEMENTS

         This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                               (TABLES ATTACHED)

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                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        Three Months Ended                 Nine Months Ended
                                                           September 30                      September 30
----------------------------------------------------------------------------------------------------------------
                                                    2003             2002             2003              2002
----------------------------------------------------------------------------------------------------------------
NET SALES                                       $    187,365     $    187,364     $    609,644      $    585,864
   Costs and Expenses
       Cost of Sales                                 167,974          155,319          523,978           484,738
       Selling and Administrative Expenses             5,716            5,637           17,167            17,170
       Aluminum Components Start-up Costs                  -            2,196                -             5,970
----------------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                13,675           24,212           68,499            77,986
   Equity in Earnings of Joint Ventures                1,853            2,010            6,553             4,547
   Interest Income, net                                  533              947            2,174             2,386
   Miscellaneous Income, net                             441               51              727               956
----------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                            16,502           27,220           77,953            85,875
   Income Tax Expense                                  5,776            9,527           27,284            30,056
----------------------------------------------------------------------------------------------------------------

NET INCOME                                      $     10,726     $     17,693     $     50,669      $     55,819
----------------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE
   Basic                                        $       0.40     $       0.67     $       1.90      $       2.12
   Diluted                                      $       0.40     $       0.65     $       1.88      $       2.08
----------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE AND
EQUIVALENT SHARES OUTSTANDING
   Basic                                          26,683,000       26,581,000       26,649,000        26,305,000
   Diluted                                        27,067,000       27,050,000       27,007,000        26,874,000
----------------------------------------------------------------------------------------------------------------

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                  September 30
                                                               2003         2002
-----------------------------------------------------------------------------------
Current Assets                                              $  375,573   $  368,098
Property, Plant and Equipment, net                             261,952      227,993
Investments and Other Assets                                    44,690       35,700
-----------------------------------------------------------------------------------
                                                            $  682,215   $  631,791
-----------------------------------------------------------------------------------

Current Liabilities                                         $   96,153   $  102,631
Long-Term Liabilities                                           18,366       17,990
Shareholders' Equity                                           567,696      511,170
-----------------------------------------------------------------------------------
                                                            $  682,215   $  631,791
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